UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

Apple REIT Ten, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-54651	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 5.07 of Form 8-K.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2013, the Company held its Annual Meeting of Shareholders. At the Annual Meeting, shareholders considered: 1) the election of the five director nominees named in the proxy statement; 2) an advisory resolution to approve the allocated compensation of the Company’s named executive officers; and 3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013. The Company’s shareholders voted as follows on these matters:

1.	Shareholders elected the director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
David J. Adams	14,150,410	442,279	52,518,550
Kent W. Colton	14,144,056	448,633	52,518,550
R. Garnett Hall, Jr.	14,139,990	452,699	52,518,550
Anthony F. Keating, III	14,149,406	443,283	52,518,550
Glade M. Knight	14,107,010	485,679	52,518,550

2.	Shareholders approved the advisory resolution to approve the allocated compensation of the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
12,120,571	1,875,660	596,458	52,518,550

3.
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
66,416,126	333,167	361,946	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc

Date: May 20, 2013	By:	/s/ Glade M. Knight
Glade M. Knight,
Chief Executive Officer